UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2013

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

MIP Solutions, Inc.

3773 W. 5th Ave., Ste. 301, Post Falls, ID 83854

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Compensatory Arrangement for Certain Officers

On July 22, 2013, the board of directors unanimously agreed to amend the 2012 Stock Option Plan (“Plan”) and grant Named Executive Officers additional common stock options.

First Amendment to the 2012 Stock Option Plan

The following changes were made to the Plan:

(a)

Paragraph 5.1(a)(i) shall be corrected as follows:

“(i)

the number of Common Shares that may be reserved pursuant to the exercise of Options granted to any person shall be determined by the Board of Directors;”

(b)

that Paragraph 5.1 (c) (i) will be amended as follows:

“The share exercise price for an Incentive Stock Option or any Option granted to a “covered employee” as such term is defined for purposes of Section 162(m) of the Code shall not be less than the fair market value per Common Share at the Date of Grant as determined by the Plan Administrator in good faith.  For Officers and Directors of the company, the share exercise price of the grant will be determined by the average closing price of the stock for the 5 (five) business days preceding the authorization of the grant by the Plan Administrator.  If no volume is traded on a given day, the closing bid price will be used as the closing price as recorded on the OTC Bulletin Board Level II pricing (e.g., http://www.otcmarkets.com/stock/AWGI/quote).  For all “covered employees”, if an active Private Placement is in effect at the time of grant, the minimum share exercise price will be the price of the Private Placement common shares, otherwise the share exercise price will be the weekly average price of Officers and Directors, or the fair market value on the Date of Grant for other employees;

(c)

Paragraph 5.1 (d) will be corrected as follows:

“At the time of the grant of the Option, the Plan Administrator shall designate, subject to Section 5.1(g) below, the expiration date of the Option, which date shall expire on a date as determined by the Board of Directors.  In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire on a date as determined by the Board of Directors”.

Stock Option Grants for Named Executive Officers

On July 22, 2013, the Board of Directors granted Keith White, Jeff Stockdale and Jeff Mitchell 750,000 common stock options exercisable at $0.11 per share.   The options vest over 4 years with 25% of the options vesting on the first anniversary of the grant and the balance thereof vesting 6.25% thereafter quarterly.  The options have a ten year exercise term.  Copies of the Stock Options are attached as Exhibits 10.1, 10.2 and 10.3.

Each of the 750,000 common stock option grants was valued at $82,500 utilizing the Black-Sholes calculation model.

Item 9.01

Financial Statements and Exhibits

Exhibits

Number

Description

10.0

First Amendment to the 2012 Stock Option Plan

Filed herewith

10.1

Stock Option Agreement Stockdale

Filed herewith

10.2

Stock Option Agreement White

Filed herewith

10.3

Stock Option Agreement Mitchell

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2013

AWG International Water Corporation

/s/ Jeff Stockdale

______________________________

By:  Jeff Stockdale

Title:  Chief Operating Officer